EXHIBIT 10.27








                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                        RAYTHEON ENGINEERS & CONSTRUCTORS
                               INTERNATIONAL, INC.


                                       AND

                                TEREX CORPORATION


                            DATED AS OF JULY 19, 1999



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                                TABLE OF CONTENTS

SECTION                                                                    PAGE

ARTICLE 1  Purchase and Sale.................................................1

ARTICLE 2  Purchase Price....................................................2
         2.1.  Purchase Price................................................2
         2.2.  Purchase Price Adjustments....................................2

ARTICLE 3  Closing...........................................................4
         3.1.  Time and Place................................................4
         3.2.  Transactions at Closing.......................................4

ARTICLE 4  Representations and Warranties of Seller..........................5
         4.1.  Incorporation; Authority......................................5
         4.2.  Foreign Qualifications........................................5
         4.3.  Rights to Sell Cedarapids Shares; Approvals;
                  Binding Effect.............................................5
         4.4.  No Defaults...................................................5
         4.5.  Subsidiaries..................................................6
         4.6.  Capitalization................................................7
         4.7.  Title to Stock, Liens, etc....................................7
         4.8.   Consents.....................................................7
         4.9.  Financial Statements..........................................7
         4.10. Absence of Certain Changes....................................8
         4.11. Litigation, Etc...............................................10
         4.12. Title to and Sufficiency of Assets............................10
         4.13. Intellectual Property.........................................11
         4.14. Tangible Assets...............................................12
         4.15. Real Estate Matters...........................................12
         4.16. No Undisclosed Liabilities....................................13
         4.17. Employees.....................................................14
         4.18. Labor Relations...............................................14
         4.19. Contracts.....................................................15
         4.20. Pensions and Benefits.........................................16
         4.21. Compliance with Laws, Etc.....................................18
         4.22.  Environmental Matters........................................18
         4.23. Indebtedness..................................................19
         4.24. Insurance.....................................................19
         4.25. Bank Accounts, Signing Authority,
                 Powers of Attorney..........................................20
         4.26. Minute Books..................................................20
         4.27. Brokers.......................................................20

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                                       ii

         4.28. Affiliates' Relationships to the Cedarapids Companies.........20
         4.29. Conflicts of Interest.........................................20
         4.30. Products Liability............................................21
         4.31. Year 2000 Compliance..........................................21
         4.32. Misleading Statements.........................................21

Article 5  Representations and Warranties of the Buyer.......................21
         5.1.  Organization and Standing of the Buyer........................22
         5.2.  Corporate Approval; Binding Effect............................22
         5.3.  Non-Contravention.............................................22
         5.4.  Consents, Etc.................................................22
         5.5.  Brokers.......................................................22
         5.6.  Due Diligence Review..........................................22
         5.7.  Purchase Entirely for Own Account.............................23

Article 6  Certain Regulatory Approvals......................................23
         6.1.  Hart-Scott-Rodino Act.........................................23

Article 7  Conduct of Business Pending Closing...............................23
         7.1.  Full Access...................................................23
         7.2.  Carry on in Regular Course; Certain Contracts.................24
         7.3.  No General Increases..........................................24
         7.4.  Sale of Capital Assets........................................24
         7.5.  Insurance.....................................................24
         7.6.  Preservation of Organization..................................24
         7.7.  Advice of Change..............................................25
         7.8.  No Shopping...................................................25
         7.9.  Maintenance of Assets and Supplier Relationships..............25
         7.10. No Amendment of Organizational Documents......................25
         7.11. Incurrence of Liabilities; Factoring of Receivables;
                    Auction of Assets........................................25
         7.12. Declaration of Dividends......................................25

Article 8  Conditions Precedent to Buyer's Obligations.......................26
         8.1.  Representations and Warranties................................26
         8.2.  Compliance with Agreement.....................................26
         8.3.  No Litigation.................................................26
         8.4.  HSR Act.......................................................26
         8.5.  Tax Agreement.................................................26
         8.6.  Mutual Release................................................27
         8.7.  Receivables Facility..........................................27
         8.8.  No Prohibition................................................27
         8.9  FIRPTA.........................................................27
         8.10 Delivery of Financial Statements...............................27
         8.11. Resignation of Officers and Directors.........................27
         8.12. Certain Encumbrances..........................................27

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                                      iii

         8.13. Books and Records.............................................27

Article 9  Conditions Precedent to Seller's Obligations......................28
         9.1.  Representations and Warranties................................28
         9.2.  Compliance with Agreement.....................................28
         9.3.  No Litigation.................................................28
         9.4.  HSR Act.......................................................28
         9.5.  Tax Agreement.................................................28
         9.6.  Receivables Facility..........................................29

Article 10  Employees and Employee Benefits..................................29
         10.1.  Employees....................................................29
         10.2.  Benefit Plans................................................29
         10.3.  Defined Contribution Plan....................................31
         10.4.  Pension Plans; Transfer of Master Trust Assets...............31
         10.5.  Stock Options................................................32
         10.6  Retention Agreements..........................................32

Article 11  Certain Covenants................................................33
         11.1.  Access to Books and Records..................................33
         11.2.  Use of Names.................................................34
         11.3.  Non-Competition..............................................34
         11.4.  Internet Protocol............................................35
         11.5.  General Transitional Assistance..............................36
         11.6.  CMI Litigation...............................................36
         11.7.  Further Assurances...........................................36
         11.8.  Receivables Sale Agreement...................................37

Article 12  Indemnity........................................................38
         12.1.  Indemnification by the Seller................................38
         12.2.  Indemnification by the Buyer.................................39
         12.3.  Indemnification Procedures...................................39
         12.4.  Scope of Indemnity...........................................40
         12.5.  Waiver of Statutory Claims...................................40

Article 13  Tax Matters......................................................41

Article 14  Termination......................................................41

Article 15  Confidentiality..................................................41

Article 16  Definitions......................................................42



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                                       iv
Article 17  General..........................................................45
         17.1.  Survival of Representations and Warranties...................45
         17.2.  Expenses.....................................................46
         17.3.  Assigns......................................................46
         17.4.  Entire Agreement, Etc........................................46
         17.5.  Waiver of Certain Damages....................................46
         17.6.  Construction.................................................46
         17.7.  Governing Law................................................47
         17.8.  Notices......................................................47
         17.9.  Counterparts.................................................47
         17.10. Section Headings.............................................47
         17.11. Public Statements or Releases................................48
         17.12. No Third Party Beneficiaries.................................48
         17.13. Disclosure in Schedules......................................48
         17.14. Waiver of Jury Trial.........................................48

Exhibits:

Exhibit A           Disaffiliation Tax Sharing Agreement
Exhibit B           Mutual Release
Exhibit C           Receivables Termination Agreement

Schedules:

Schedule 2.2(b)     Model Balance Sheet
Schedule 4.4        No Defaults
Schedule 4.5        Subsidiaries
Schedule 4.8        Consents
Schedule 4.9(a)     December Balance Sheet
Schedule 4.9(b)     GAAP Exceptions
Schedule 4.9(c)     Interim Balance Sheet and Income Statement
Schedule 4.9(d)     GAAP Exceptions
Schedule 4.10       Certain Changes
Schedule 4.11       Litigation, Etc.
Schedule 4.12(a)    Title to Assets
Schedule 4.12(b)    Sufficiency of Assets
Schedule 4.13(a)    Patents, Trademarks and Service Marks
Schedule 4.13(b)    License and Other Agreements
Schedule 4.13(c)    Infringement Claims
Schedule 4.13(d)    Unauthorized Use Claims
Schedule 4.14(a)    Tangible Assets
Schedule 4.14(b)    Material Defects, Etc.
Schedule 4.15       Real Estate Matters
Schedule 4.16(a)    Undisclosed Liabilities
Schedule 4.16(b)    Guarantees
Schedule 4.17       Employees
Schedule 4.18       Labor Relations
Schedule 4.19       Contracts
Schedule 4.20(a)    ERISA Plans
Schedule 4.20(b)    Compliance with ERISA
Schedule 4.20(f)    Retiree Benefits
Schedule 4.21       Compliance with Law
Schedule 4.22       Environmental Matters
Schedule 4.23       Indebtedness
Schedule 4.24       Insurance
Schedule 4.25       Bank Accounts, Signing Authority, Powers of Attorney
Schedule 4.28       Agreements with Affiliates
Schedule 4.29(a)    Conflicts of Interest
Schedule 4.29(b)    Arrangements with Directors and Officers
Schedule 4.30       Product Liability Litigation
Schedule 7.2        Carry on in Regular Course; Certain Contracts

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                                       VI
Schedule 7.5        Insurance
Schedule 8.12       Certain Encumbrances
Schedule 10.6(a)    Retention Agreements
Schedule 10.6(b)    Key Employees and Retention Bonuses
Schedule 11.5(a)    General Transitional Assistance
Schedule 11.5(b)    Substitute Software
Schedule 11.6       CMI Litigation

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of the 19th day of July, 1999, by and between RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC., a Delaware corporation (the "Seller"), and TEREX CORPORATION, a Delaware corporation (the "Buyer").

         The Seller is the owner of all of the issued and outstanding capital stock of Cedarapids, Inc., an Iowa corporation ("Cedarapids"). Cedarapids and its Subsidiaries (the "Cedarapids Subsidiaries" and, together with Cedarapids, the "Cedarapids Companies") are in the business of designing, manufacturing and marketing equipment and repair parts used in road building and related construction activities (the "Cedarapids Business"). The Buyer wishes to acquire, and the Seller wishes to divest, the Cedarapids Business. Accordingly, the Buyer and Seller wish to enter into this Agreement in order to provide for the purchase and sale of all the outstanding capital stock of Cedarapids.

         In connection with the negotiation and preparation of this Agreement, the Seller and the Cedarapids Companies have prepared, and the Buyer has reviewed, a set of disclosure schedules, dated the date hereof and delivered separately as one or more volumes (the "Disclosure Schedule", with any reference in this Agreement to a Schedule being a reference to the Disclosure Schedule).

         Certain defined terms used in this Agreement have the meanings given them in Article 16.

         In  consideration  of  the  mutual   agreements  and  covenants  herein
contained, the parties hereto agree as follows:

                                    Article 1

                                Purchase And Sale

         Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Article 3 hereof, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, all of the issued and outstanding capital stock of Cedarapids (the "Cedarapids Shares").

                                    Article 2

                                 Purchase Price

     2.1. Purchase Price. At the Closing, the Buyer shall pay $170,000,000 to the Seller, as the aggregate purchase price for the Cedarapids Shares (the "Initial Purchase Price"), by wire transfer of same day funds to an account designated by the Seller in writing to the Buyer at least two (2) business days prior to Closing. The Initial Purchase Price is subject to adjustment as provided in Section 2.2.

     2.2 Purchase Price Adjustments.

                  (a) Within sixty (60) days after the Closing Date, the Seller shall prepare and deliver to the Buyer an unaudited consolidated balance sheet of the Cedarapids Companies as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared (i) in accordance with GAAP (as defined in Article 16), except as may otherwise be provided in clauses (iii), (iv) and (v) below, (ii) to the extent that such basis would be in accordance with GAAP, applied on a basis consistent with the December Balance Sheet (as defined in Section 4.9), after giving effect to the adjustments of the type described in the footnotes to the December Balance Sheet, (iii) whether or not in accordance with GAAP, containing an accrual in the amount of $721,000 to reflect a portion of the obligations under the Retention Agreements (as defined in Section 10.6) that will be the responsibility of Cedarapids and the Buyer pursuant to
         Section 10.6, (iv) whether or not in accordance with GAAP, containing an accrual in the amount of $2,000,000 for the litigation pending against the Cedarapids Companies and listed on Schedule 4.11 (the "Scheduled Litigation"), and (v) containing no accrual for the 12th Avenue Tank Liability (as defined in Section 12.1). The procedures required to prepare the Closing Balance Sheet pursuant to clauses
         (i)-(v) of the preceding sentence are referred to collectively as the "Closing Balance Sheet Procedures". The Buyer agrees to cause each Cedarapids Company to give the Seller reasonable access to its books and records and reasonable cooperation from its personnel in order to permit the Seller to prepare the Closing Balance Sheet.

                  (b) When the Seller delivers the Closing Balance Sheet, the Seller shall also deliver a certificate (i) certifying that the Closing Balance Sheet was prepared in accordance with the Closing Balance Sheet Procedures, and (ii) containing the Seller's calculations, based on the Closing Balance Sheet and calculated in a manner consistent with the Closing Balance Sheet Procedures (the "Seller's Proposed Calculations"), of the Net Assets as of the close of business on the Closing Date. As used in this Agreement "Net Assets" means the difference of (x) the total assets of the Cedarapids Companies less (y) the total liabilities of the Cedarapids Companies, excluding any liabilities for which the Seller has agreed to be responsible pursuant to this Agreement or one of the other agreements referred to in Section 3.2, fixing for purposes of the Closing Balance Sheet the accrual for the Retention Agreements at $721,000, notwithstanding that the amount to be paid by the Buyer and Cedarapids pursuant to Section 10.6 may be greater, fixing the accrual for the Scheduled Litigation at $2,000,000 and providing no accrual for the 12th Avenue Tank Liability. Attached hereto as Schedule 2.2(b) under the heading "Adjusted" is a preliminary statement of Net Assets as of December 31, 1998, based upon the December Balance Sheet and calculated in accordance with the Closing Balance Sheet Procedures, but excluding the Closing Balance Sheet Procedures set forth in clauses (iii)-(v) of paragraph (a) above (the "Model Balance Sheet").

                  (c) Within forty-five (45) days after receipt of the Closing Balance Sheet and the accompanying certificate, the Buyer shall notify the Seller of its agreement or disagreement with the Closing Balance Sheet and the accuracy of any of the Seller's Proposed Calculations; provided, that the Buyer may only dispute the Closing Balance Sheet and the Seller's Proposed Calculations to the extent that the Buyer (i) believes in good faith that the figures reflected therein are not mathematically accurate based on use of the Closing Balance Sheet Procedures, and (ii) believes in good faith that the Closing Balance Sheet and/or the Seller's Proposed Calculations were prepared in a way that does not comply with the Closing Balance Sheet Procedures. If the Buyer disputes any such aspect of the Closing Balance Sheet or the amount of any of the Seller's Proposed Calculations, then the Buyer shall have the right to direct its independent accountants, at the Buyer's expense, to review and test the Closing Balance Sheet. The Buyer's accountants shall complete their review and test within forty-five (45) days after the date the Buyer disputes the Seller's Proposed Calculations. If the Buyer and its independent accountants, after such review and test, still disagree with the Seller's Proposed Calculations, and the Seller does not accept the Buyer's proposed alternative calculations (the "Buyer's Proposed Calculations"), then the Seller and the Buyer shall select a nationally recognized independent accounting firm, other than PricewaterhouseCoopers LLP (the "Independent Accounting Firm"), to resolve the remaining items in dispute between the Buyer and the Seller (the "Remaining Disputed Items") by conducting its own review and test of the Closing Balance Sheet and thereafter selecting either the Buyer's Proposed Calculation of the Remaining Disputed Items or the Seller's Proposed Calculation of the Remaining Disputed Items or an amount in between the two. If the Remaining Disputed Items are submitted to the Independent Accounting Firm as provided above, the Independent Accounting Firm shall be instructed (i) that the scope of its review shall be limited solely to the Remaining Disputed Items, (ii) that it shall accept the Closing Balance Sheet and the Seller's Proposed Calculations except to the extent that (A) the figures reflected therein are not mathematically accurate based on use of the Closing Balance Sheet Procedures, or (B) they were prepared in a way that does not comply with the Closing

         Balance Sheet Procedures, and (iii) that it is to use every reasonable effort to complete such assignment and deliver copies of such opinion and, if required, a revised Closing Balance Sheet to the Buyer and the Seller within thirty (30) days following the date such Remaining Disputed Items are referred to it. The Buyer and the Seller agree that they shall be bound by the determination of the Remaining Disputed Items by the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid equally by the Buyer and the Seller.

                  (d) Upon the  determination  pursuant to paragraph (c) of this
         Section 2.2 of the definitive Closing Balance Sheet and the Net Assets, the Initial Purchase Price shall be either (i) increased by the amount, if any, by which the amount of Net Assets are greater than $112,528,000 or (ii) decreased by the amount, if any, by which the amount of Net Assets are less than $112,328,000 (the "Adjustment") or (iii) not adjusted if the Net Assets are between $112,528,000 and $112,328,000. If the Initial Purchase Price is increased, the Buyer shall pay such amount to the Seller, and if the Initial Purchase Price is decreased, the Seller shall pay such amount to the Buyer. Any such payment shall be made in cash or same day funds within ten (10) days after the determination of the Adjustment pursuant to paragraph (c). Any such payment shall bear interest at a rate equal to the "Prime Rate" as set forth from time to time in The Wall Street Journal "Money Rates" column from the Closing Date to the date preceding payment. The Initial Purchase Price, as adjusted pursuant to this Section 2.2, is referred to in this Agreement as the "Purchase Price."

                                    Article 3

                                     Closing

     3.1 Time and Place. Subject to Articles 8 and 9 hereof, the closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, on the later of (i) the second (2nd) business day following completion of the regulatory approval referred to in Section 6.1 or (ii) September 2, 1999, or at such other time or such other place as the Buyer and the Seller may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date". The Closing will be deemed to be effective for purposes of this Agreement as of the close of business on the Closing Date.

     3.2 Transactions at Closing. At the Closing:

          (a) The Seller shall deliver to the Buyer, free and clear of any and all Encumbrances (as defined in Article 16) other than restrictions on transfer arising under federal or state securities laws, certificates representing the Cedarapids Shares, duly endorsed in blank or with duly executed stock powers in favor of the Buyer attached.

          (b) The Buyer shall deliver the Initial Purchase Price by wire transfer to the Seller.

          (c) Raytheon Company, a Delaware corporation ("Raytheon"), and the Buyer shall each duly execute and deliver the Tax Agreement (as defined in Article 8 hereof).

          (d) The Seller and the Cedarapids Companies shall deliver the Mutual Release (as defined in Article 8 hereof).

                                    Article 4

                    Representations And Warranties Of Seller

         The Seller represents and warrants to the Buyer as follows:

     4.1 Incorporation; Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Cedarapids is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa; the Seller has all requisite corporate power and authority to enter into this Agreement, the Mutual Release and the Tax Agreement and the transactions contemplated hereby and thereby, and perform its obligations hereunder and thereunder; and Cedarapids has all requisite corporate power and authority to carry on the Cedarapids Business as now conducted by it. Complete and accurate copies of the charter and by-laws of Cedarapids have previously been delivered to the Buyer for review.

     4.2 Foreign Qualifications. Cedarapids is qualified to do business as a foreign corporation in each state where the nature of the properties owned or leased by it or its operations requires such a qualification except where the failure to so qualify individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect (as defined in Article 16).

     4.3 Rights to Sell Cedarapids Shares; Approvals; Binding Effect. The Seller has all requisite corporate power and authority to enter into this Agreement, to perform all of its agreements and obligations hereunder in accordance with its terms, and to sell and transfer to the Buyer all of the Cedarapids Shares. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     4.4 No Defaults. Except as set forth on Schedule 4.4, the execution, delivery, performance and compliance by the Seller with the terms hereof, and the consummation of all the transactions contemplated hereby, will not either currently, or after notice or lapse of time or both:

               (a) result in a violation of any provision of the charter, by-laws or other organizational documents of the Seller or any Cedarapids Company; or

               (b) result in a violation by the Seller or any Cedarapids Company of any statute, regulation, order, law or ordinance applicable to the Seller or such Cedarapids Company, other than any violation which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; or

               (c) result in a violation by the Seller or any Cedarapids Company of any judgment, order or decree of any court or judicial or quasi-judicial tribunal applicable to the Seller or such Cedarapids Company, other than any violation which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; or

               (d) result in a violation or default by the Seller or any Cedarapids Company of any contract or agreement to which the Seller or such Cedarapids Company is a party, other than any violation or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     4.5 Subsidiaries. Except as set forth on Schedule 4.5, Cedarapids does not have any Subsidiaries (as defined in Article 16) and does not own or hold, of record and/or beneficially, any shares of any class of the capital stock of any corporation or any legal and/or beneficial interests in any partnerships, limited liability companies, business trusts or joint ventures or in any unincorporated trade or business enterprises. Each Cedarapids Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business as a foreign corporation in each state where the nature of the properties owned or leased by it or its operations requires such a qualification except where the failure to so qualify individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and has all requisite corporate power and authority to carry on the Cedarapids Business as now conducted by it. All of the outstanding shares of the capital stock of each Cedarapids Subsidiary are validly issued and outstanding, fully paid and nonassessable. There are no outstanding options, warrants or other rights to subscribe for or purchase any securities of any Cedarapids Subsidiary. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any Cedarapids Subsidiary, or subscriptions, warrants, options, calls, rights or other arrangements or commitments obligating any Cedarapids Subsidiary to issue or dispose of any of its equity securities or any ownership interest therein. Cedarapids (either directly or through its ownership of another Cedarapids Subsidiary, as set forth in Schedule 4.5) has record and beneficial ownership of all of the issued and outstanding capital stock of the Cedarapids Subsidiaries free and clear of any and all Encumbrances other than any restrictions on transfers arising under federal or state securities laws. True and complete copies of the charter and by-laws of each Cedarapids Subsidiary have previously been delivered to the Buyer for review.

     4.6. Capitalization. The authorized capital stock of Cedarapids consists of 1,200,000 shares of Common Stock, par value $25.00 per share, 786,614 shares of which are issued and outstanding on the date hereof. All of such shares are validly issued and outstanding, fully paid and nonassessable. There are no outstanding options, warrants or other rights to subscribe for or purchase any securities of Cedarapids. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of Cedarapids, or subscriptions, warrants, options, calls, rights or other arrangements or commitments obligating Cedarapids to issue or dispose of any of its equity securities or any ownership interest therein.

     4.7. Title to Stock, Liens, Etc. The Seller has, and as of the consummation of the Closing the Buyer will have, record and beneficial ownership of the Cedarapids Shares, free and clear of any and all Encumbrances other than any restrictions on transfers arising under federal or state securities laws. At the Closing, the sale and delivery of the Cedarapids Shares to the Buyer pursuant to this Agreement will vest in the Buyer good and valid title to the Cedarapids Shares, free and clear of any and all Encumbrances (other than restrictions on transfers arising under federal or state securities laws and any Encumbrances created or suffered to exist by the Buyer).

     4.8. Consents. Except as set forth on Schedule 4.8 or in Section 6.1, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority or any other third party is required by the Seller or any Cedarapids Company for the execution and delivery of this Agreement by the Seller or for the performance or consummation by the Seller of the transactions contemplated hereby.

         4.9.     Financial Statements.

                  (a) The Seller has  furnished  to the Buyer,  and  attached as
         Schedule 4.9(a) under the headings "Unadjusted" are, copies of the unaudited consolidated balance sheet of Cedarapids as of December 31, 1998 (the "December Balance Sheet"), and the unaudited consolidated income statement of Cedarapids for the year then ended (the "1998 Income Statement"). Except for the adjustments set forth on Schedule 4.9(a) under the headings "Adjustments" and "Other Adjustments" and as noted on Schedule 4.9(b), each of such financial statements has been prepared in accordance with GAAP (as defined in Article 16), the December Balance Sheet fairly presents in all material respects the consolidated financial condition of Cedarapids as of December 31, 1998, and the 1998 Income Statement fairly presents in all material respects the consolidated results of operations of Cedarapids for the period covered thereby.

                  (b) The Seller has  furnished  to the Buyer,  and  attached as
         Schedule 4.9(c) under the headings "Unadjusted" are, copies of the unaudited consolidated balance sheet of Cedarapids as of March 31, 1999 (the "Interim Balance Sheet") and the unaudited consolidated income statement of Cedarapids for the three-month period then ended (the "Interim Income Statement"). Except for the adjustments set forth on
         Schedule  4.9(c) under the headings  "Adjustments"  and as set forth on
         Schedule 4.9(d), each of such financial statements has been prepared in accordance with GAAP and fairly presents in all material respects the consolidated financial condition and results of operations, respectively, of Cedarapids as of the date and for the period covered thereby.

         4.10. Absence of Certain Changes. Except as set forth on Schedule 4.10, from December 31, 1998 to the date of this Agreement the Cedarapids Companies have operated only in the ordinary course and there has not been:

                  (a) any change in the financial condition, results of operations, assets, liabilities or business of any Cedarapids Company other than changes arising in the ordinary course of business, none of which, individually or in the aggregate, either has had a Material Adverse Effect or, to the knowledge of the Seller, could reasonably be expected to have a Material Adverse Effect, but excluding any changes relating to: (i) the economy in general; or (ii) the industry of the Cedarapids Business in general that are not specifically related to the Cedarapids Companies;

                  (b) any acquisition or disposition by any Cedarapids Company outside the ordinary course of business of any asset or property used by such Cedarapids Company;

                  (c) any damage, destruction or casualty loss to any asset of any Cedarapids Company, whether or not covered by insurance, either (i) in excess of $200,000 or (ii) which has had or could reasonably be expected to have a Material Adverse Effect;

                  (d) any increase in (or commitment to increase) the compensation, pension or other benefits payable or to become payable to any of the officers or employees of any Cedarapids Company or any bonus payments or arrangements made to or with any of them, other than (i) increases amounting to less than $25,000 individually and $900,000 in the aggregate and effected on a basis consistent with the past practice of such Cedarapids Company and (ii) any increase required under the terms of any of the benefit plans listed on Schedule 4.20(a) hereto;

                  (e) except with respect to the Seller and its Affiliates and except for compromises of accounts receivable in the ordinary course of business consistent with past practice, any voluntary forgiveness or cancellation of any debt or claim of any Cedarapids Company in excess of $10,000 or any voluntary waiver of any right of value in excess of $10,000, none of which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (f) the imposition of any Encumbrance on any of the assets of any Cedarapids Company except for Permitted Encumbrances (as defined in Article 16);

                  (g) any lapse, termination or expiration of any contract or agreement, including any joint venture agreement, teaming agreement, distribution agreement, supply agreement, license agreement, or personal property lease, to which any Cedarapids Company had been a party, the lapse, termination or expiration of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

                  (h) any intercompany transactions with the Seller or any Affiliate of the Seller (other than another Cedarapids Company), except
         (i) in the ordinary course of business consistent with past practice or
         (ii) involving consideration or transfers of not more than $25,000 individually and not more than $50,000 in the aggregate;

                  (i) any obligation or liability incurred or discharged or any other transaction entered into, except for any obligation or liability incurred or discharged or transaction entered into in the ordinary course of business, consistent with past practice, none of which, individually or in the aggregate, has had a Material Adverse Effect and none of which, individually or in the aggregate, any of Cedarapids' Senior Management (as defined in Article 16) actually believes as of the date of this Agreement is more likely than not to have a Material Adverse Effect;

                  (j) any commitment or transaction entered into (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, none of which, individually or in the aggregate, has had a Material Adverse Effect and none of which, individually or in the aggregate, any of Cedarapids' Senior Management actually believes as of the date of this Agreement is more likely than not to have a Material Adverse Effect;

                  (k) any Indebtedness incurred, assumed or guaranteed in excess of $200,000 in the aggregate;

                  (l) any contract entered into, amended or terminated, or any material rights waived thereunder, except in the ordinary course of business consistent with past practice, none of which, individually or in the aggregate, has had a Material Adverse Effect and none of which, individually or in the aggregate, any of Cedarapids' Senior Management actually believes as of the date of this Agreement is more likely than not to have a Material Adverse Effect;

                  (m) any grant of credit to any customer or distributor on terms or in amounts materially more favorable than those that have been extended to such customer or distributor in the past, except in the ordinary course of business, consistent with past practice, none of which, individually or in the aggregate, has had a Material Adverse Effect and none of which, individually or in the aggregate, any of Cedarapids' Senior Management actually believes as of the date of this Agreement is more likely than not to have a Material Adverse Effect; or

                  (n)  any  amendment  to  the  articles  or   certificates   of
         incorporation or by-laws of any Cedarapids Company.

         4.11. Litigation, Etc. No proceeding, arbitration, action or suit is pending or, to the knowledge of the Seller, threatened in writing against any Cedarapids Company, except as set forth on Schedule 4.11 hereto and except for any such proceeding, arbitration, action, or suit that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.11, no Cedarapids Company has received any written notice from any Governmental Entity (as defined in Article 16) of any pending or threatened governmental investigation relating to such Cedarapids Company which, if concluded with a determination adverse to such Cedarapids Company, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.11, none of the Cedarapids Companies is subject to any outstanding orders, rulings, judgments or decrees of any court or governmental authority, except for any such outstanding orders, rulings, judgments or decrees that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.12.    Title to and Sufficiency of Assets.

                  (a) Except as set forth in Schedule 4.12(a), each Cedarapids Company has good and marketable title to all of its properties and assets owned or purported to be owned by it, including, without limitation, all those reflected in the December Balance Sheet (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the December Balance Sheet), all free and clear of all Encumbrances except for Permitted Encumbrances.

                  (b) Except as set forth on Schedule 4.12(b), the tangible assets owned or leased by the Cedarapids Companies, when utilized by a labor force substantially similar to that utilized by the Cedarapids Companies for the Cedarapids Business as of the date of this Agreement, and taken together with the services to be provided by the Seller pursuant to Section 11.5, are sufficient to conduct the Cedarapids Business after the Closing Date in the same manner in all material respects as such business is conducted immediately prior to the Closing Date.

         4.13.    Intellectual Property.

                  (a) Schedule 4.13(a) sets forth a true and complete list as of the date of this Agreement of all patents and registered trademarks and service marks owned by the Cedarapids Companies. However, the parties acknowledge the possibility of inadvertent error or omission with respect to the items listed in Schedule 4.13(a) which are not individually or in the aggregate material and, upon discovery of any such immaterial error or omission, the parties agree to amend said Schedule to correct the error or omission. Promptly after the execution and delivery of this Agreement, a list of patent applications will be provided to the Buyer pursuant to Section 7.1 below. Such list will be subject to the same conditions with respect to inadvertent error or omission as set forth above.

                  (b) Except for agreements or licenses related to commercially available software, the agreements listed in Schedule 4.13(b) constitute a true and complete listing as of the date of this Agreement of all agreements whereby the Cedarapids Companies have been licensed or otherwise granted rights in or to any intellectual property rights owned by a third party which are used in or are material to the operation of the Cedarapids Companies; provided, however, the parties acknowledge the possibility of inadvertent error or omission with respect to the agreements listed in said Schedule 4.13(b) which are not individually or in the aggregate material and, upon discovery of any such immaterial error or omission, the parties agree to amend said Schedule to correct the error or omission.

                  (c) To Seller's knowledge, neither Seller nor any of the Cedarapids Companies have received any claims alleging that the conduct of the Cedarapids Business infringes any third party intellectual property rights except for such claims identified in Schedule 4.13(c) and except for any such claims that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (d) To the Seller's  knowledge,  the Cedarapids  Companies are not making unauthorized use of any confidential information or trade secrets of any Person, except for any unauthorized use that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. To the Seller's knowledge, except as set forth on Schedule 4.13(d) and except for any such claims that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, neither the Seller nor any of the Cedarapids Companies have received any claim alleging any such unauthorized use by any of the Cedarapids Companies of any confidential information or trade secrets of any third party.

                  (e) Except as disclosed on Schedule 4.13(c), no patent or trademark rights owned by the Cedarapids Companies is subject to any outstanding order, judgment, decree, stipulation restricting the use thereof by the Cedarapids Companies or restricting the licensing thereof by the Cedarapids Companies to any Person, except for any of the foregoing that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (f) Seller has obtained the necessary right from Raytheon to authorize the Cedarapids Companies to continue the use of the Raytheon name solely for the purposes and in the manner set forth below in
         Section 11.2.

         4.14. Tangible Assets. Attached as Schedule 4.14(a) is a true and complete copy of Cedarapids' fixed asset listing (sorted by year entered into service) as of December 31, 1998. This listing includes all tangible personal property owned by the Cedarapids Companies as of such date, other than any tangible personal property with a net book value at such date under $1,000. Except as set forth on Schedule 4.14(b) and except for any repairs required in the ordinary course of business, all material tangible assets owned or utilized by the Cedarapids Companies are in working condition and repair (except for ordinary wear and tear), free from any material defects, and have been maintained consistent in all material respects with the standards generally followed in the industry.

         4.15.    Real Estate Matters.

                  (a) Schedule 4.15 sets forth a true and complete list of all the real property owned or leased by the Cedarapids Companies as of the date of this Agreement (the "Real Property").

                  (b) All material improvements located on the Real Property (the "Improvements") were constructed and installed in compliance in all material respects with then applicable laws, statutes, ordinances and codes affecting the Real Property at the time of construction. Except as set forth on Schedule 4.15 there are no material structural or latent defects in any of the Improvements known to Seller. Except as set forth on Schedule 4.15, the heating, electrical, plumbing, and other building equipment on the Real Property are in working order sufficient in all material respects for the operation of the Cedarapids Business consistent with current practice.

                  (c) Except as set forth on Schedule 4.15, no Cedarapids Company has received any written notice from an insurance company which has issued a policy or has been requested to issue a policy with respect to any portion of the Improvements located on the Real Property or any board of fire underwriters or any other body exercising similar functions requesting the performance of any repair, alterations or other work which has not been complied with in all material respects, except for any of the foregoing that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (d) Except as described on Schedule 4.11 or Schedule 4.15, there is no existing, pending or, to the Seller's knowledge, threatened litigation or condemnation or sale in lieu thereof, with respect to any portion of the Real Property and relating to or arising out of the ownership of the Real Property, by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, except for any of the foregoing that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.15, there is no proceeding pending for the reduction or increase of the assessed valuation or taxes or other impositions or assessments payable in respect of any portion of the Real Property, except for any such proceeding that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Cedarapids Company has received any written notice of a proposed increase in the assessed valuation of any portion of the Real Property or any special assessment, except for any such increase or special assessment that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No public improvements have been commenced and to the Seller's knowledge none are planned which in either case may result in special assessments against or otherwise adversely affecting any of the Real Property, except for any such public improvements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Seller has no knowledge of any (i) order from a Governmental Entity requiring repair, alteration or correction of any existing condition affecting any Real Property or the systems or improvements thereat or (ii) condition or defect which could reasonably be expected to give rise to an order of the sort referred to in clause (i) above, except for any of the foregoing that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (e) No Person has any right or option to acquire the Real Property or any portion thereof.

                  (f) The Seller has no knowledge of any fact or condition existing which is reasonably likely to result in the termination or reduction in any respect of the current access from the Real Property to existing highways and roads, except for any of the foregoing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.16. No Undisclosed Liabilities. No Cedarapids Company has any liability or obligation (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a consolidated balance sheet of Cedarapids prepared as of the date of this Agreement or disclosed in the notes thereto, except liabilities set forth in the December Balance Sheet or the notes thereto, except as set forth on Schedule 4.16(a) and except for liabilities incurred after the date of the December Balance Sheet in the ordinary course of business which are not material to the Cedarapids Companies taken as a whole and any liabilities incurred after the date of this Agreement in accordance with Article
7. Schedule 4.16(b) is a true and complete listing as of the date of this Agreement of all guarantees of obligations of any third parties other than the Cedarapids Companies and suretyship arrangements (other than liabilities arising from the endorsement of checks in the ordinary course of business) affecting any of the Cedarapids Companies identifying the particular Cedarapids Company which has the liability, the estimated amount of liability and the beneficiary.

         4.17. Employees. Schedule 4.17 sets forth a true and complete list as of the date of this Agreement of (a) all directors of the Cedarapids Companies,
(b) all officers of the Cedarapids Companies, (c) all consultants and independent contractors retained by any Cedarapids Company currently or during the last eighteen (18) months and (d) all employees of the Cedarapids Companies, including each such officer's or employee's job title, remuneration currently and during 1998 and duration of employment. Except as disclosed in Schedule 4.17, no Cedarapids Company is a party to any written or oral employment, consulting service, severance or termination agreement.

         4.18. Labor Relations. Except as set forth on Schedule 4.18, there is no charge pending or, to the knowledge of the Seller, threatened against any Cedarapids Company alleging, with respect to any employee or employees of any Cedarapids Company, any violation of any statute or regulation relating to employment and employment practices, or any violation of any collective bargaining agreement, any unlawful discrimination in employment practices or any unfair labor practices before any court, agency, or other judicial or arbitral body, except for any such violations that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, there is no labor strike, dispute, slow-down or work stoppage actually pending or, to the Seller's knowledge, threatened against any Cedarapids Company. Except as set forth on Schedule 4.18, no employees of any Cedarapids Company are covered by any collective bargaining agreement, and no collective bargaining agreement or other labor union agreement or agreement with organized labor for employees of any Cedarapids Company is currently being negotiated or pending negotiation. Except as set forth on Schedule 4.18 hereto, there has been no concerted work stoppage with respect to the Cedarapids Business during the last three years. Except as set forth on Schedule 4.18, there is no complaint against any Cedarapids Company issued by or pending before the National Labor Relations Board, except for any such complaint that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       4.19. Contracts. Except for contracts, commitments, plans, agreements and licenses listed on Schedules 4.13, 4.15, 4.19 or Schedule 4.20(a) (collectively, "Commitments"), as of the date of this Agreement no Cedarapids Company is a party to or otherwise bound by:

                  (a) any contract or purchase order to sell or lease equipment or provide services to any customer (i) providing for payments in excess of $100,000 or (ii) having a term greater than one calendar year;

                  (b) except for any contract or agreement that will be terminated prior to the Closing, any contract or agreement with any director, officer or employee of such Cedarapids Company (i) providing for total annual compensation in excess of $50,000 or (ii) having a term greater than one calendar year;

                  (c) any contract for the lease or sublease as lessee, lessor, sublessee or sublessor of real or personal property of such Cedarapids Company, or any license of computer software, requiring payments in excess of $25,000 per year;

                  (d) except for purchase orders issued in the ordinary course of business, any contract requiring payments by a Cedarapids Company in excess of $25,000 for the purchase or sale of any personal property;

                  (e) any contract or agreement containing non-competition covenants limiting the freedom of such Cedarapids Company to operate the Cedarapids Business or any other business;

                  (f) any contract with any distributor or any independent representative of the Cedarapids Companies;

                  (g) except for the endorsement of checks in the ordinary course of business, any contract or agreement for guaranty, indemnity or suretyship with respect to Indebtedness (as defined in Article 16) of a third party in excess of $25,000 or any guaranty by a Cedarapids Company of any performance obligations of a third party;

                  (h) any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups;

                  (i) any loan agreement, promissory note, letter of credit or other evidence of Indebtedness as a signatory, guarantor or otherwise;

                  (j)      any contract with any Governmental Entity; or

                  (k) any agreement requiring any Cedarapids Company to assign any interest in any trade secret or proprietary information or any agreement pursuant to which a Cedarapids Company has granted to a third party a license to use any intellectual property.

Except as set forth on Schedule 4.19, the execution, delivery and performance of this Agreement by the Seller will not conflict with, or result in the breach of, termination of, give rise to any lien or constitute a default under, or require the consent of any other party to, any of the Commitments, except for any of the foregoing that would not individually or in the aggregate have a Material Adverse Effect. Except as set forth on Schedule 4.19, the Seller has delivered or made available to the Buyer for review complete and accurate copies of each of the agreements evidencing the Commitments, in each case as amended to date.

         No Cedarapids Company nor, to the knowledge of the Seller, any other party to any contract, agreement, lease or instrument listed on Schedule 4.19 (collectively, the "Contracts") is in default in complying with any provisions thereof, except for any such defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. To the Seller's knowledge, there is no pending written claim or request for equitable adjustment under any Government Contract (as defined in Article 16), except for any such claims or requests that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except where the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Cedarapids Company has received any written notice of the intention of any party to terminate any Contract, whether as a termination for convenience or for default of the applicable Cedarapids Company thereunder.

         4.20.    Pensions and Benefits.

                  (a) Except as set forth on Schedule 4.20(a) hereto, as of the date of this Agreement, neither the Seller nor any Cedarapids Company maintains or has any obligation to make contributions to or for the benefit of any officers, employees or consultants of the Cedarapids
         Business, any employee benefit plan (an "ERISA Plan") within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other retirement, profit sharing, stock option, stock bonus or other benefit program (a "Non-ERISA Plan"). Except as noted on Schedule 4.20(a), the Seller has heretofore delivered or made available to the Buyer true and complete copies of each ERISA Plan and Non-ERISA Plan (and all agreements relating to the administration thereof) and, with respect to any ERISA Plan, the most recently completed annual report (with any required attachments), the most recent IRS determination letter, and any other advisory opinions or rulings applicable to such Plan.

                  (b) Except as set forth on Schedule 4.20(b), (i) all of the ERISA Plans and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents, (ii) each ERISA Plan intended to qualify under Section 401(a) of the Code (as defined in Article 16) has been determined to so qualify by the Internal Revenue Service, (iii) there is no pending legal action, proceeding or investigation, other than routine claims for benefits, concerning any ERISA Plan or Non-ERISA Plan, (iv) no ERISA Plan or Non-ERISA Plan subject to the requirements of Section 302 of ERISA or Section 412 has an outstanding accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code or has been granted an extension of amortization periods which remains in effect, (v) as to any ERISA Plan subject to the provisions of Title IV of ERISA, there has not occurred any reportable event under
         Section 4043 of ERISA, or other event or condition, which presents a risk of termination of such Plan by the Pension Benefit Guaranty Corporation ("PBGC"), (vi) there have been no prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) for which no exemption exists under Section 408 of ERISA or
         Section 4975 of the Code and for which there is any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or material taxes imposed by Section 4975 of the Code, and (vii) with the exception of the Cedarapids, Inc. Pension Plan for Employees in a Collective Bargaining Unit and the Cedarapids, Inc. Retirement Income Plan (collectively, the "Pension Plans"), none of the ERISA Plans and Non-ERISA Plans are subject to the "minimum funding standards" of
         Section 412 of the Code or the provisions of Title IV of ERISA.

                  (c) None of the Seller and the Cedarapids Companies has incurred any liability to the PBGC which remains outstanding (other than required insurance premiums in respect of on-going plans).

                  (d) No ERISA Plan or Non-ERISA Plan is a "multiemployer plan" within the meaning of Section 3 of ERISA.

                  (e) With respect to any ERISA Plans or Non-ERISA Plans which are "group health plans" under Section 4980B of the Code and Section 607(i) of ERISA and related regulations (relating to the benefit
         continuation   rights  imposed  by  the  Consolidated   Omnibus  Budget
         Reconciliation Act of 1986 ("COBRA"), as amended), there has been timely compliance in all material respects with all requirements imposed by COBRA, as and when applicable to such plans, so that the Seller and the Cedarapids Companies have no (or will not incur any) material loss, assessment, penalty, loss of federal income tax deduction or other sanction arising out of or in respect of any failure to comply with any COBRA benefit continuation requirement, which is capable of being assessed or asserted directly or indirectly against the Seller or the Cedarapids Companies or other member of their corporate control group, with respect to any such plan.

                  (f) Except as described in Schedule 4.20(f), neither the ERISA Plans nor the Non-ERISA Plans provide for any benefits to or on behalf of persons who have retired or may in the future retire from employment with any Cedarapids Company, or their dependents and beneficiaries.

                  (g) No liabilities of the Cedarapids Companies will result with respect to the ERISA Plans or the Non-ERISA Plans solely as a result of the transactions contemplated in this Agreement.

         4.21. Compliance with Laws, Etc. Except as set forth on Schedule 4.21 hereto, each Cedarapids Company is in compliance in all material respects with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs and injunctions applicable to it. Except as set forth on Schedule 4.21, the Cedarapids Companies have all governmental permits, licenses and authorizations necessary for the conduct of their businesses as presently conducted, except for any of the foregoing which, individually or in the aggregate, if not obtained would not cause a material disruption of the Cedarapids Business or could not reasonably be expected to have a Material Adverse Effect.

         4.22.    Environmental Matters.

         (a)      Except as referenced on Schedule 4.22:

                    (i) Each Cedarapids Company is in compliance with all applicable Environmental Laws.

                    (ii) Each  Cedarapids  Company  has all  licenses,  permits, concessions, orders, authorizations, approvals or registrations from, of or with any Governmental Entity required under Environmental Laws for the operation of the Cedarapids Business as presently conducted (the "Environmental Permits"), each Cedarapids Company is in compliance with the Environmental Permits and there are no proceedings pending or, to the knowledge of the Seller, threatened, nor are any investigations pending or threatened, with respect to the Environmental Permits.

                    (iii) No written notice,  notification,  demand, request for information, citation, summons, complaint or order has been received by any Cedarapids Company or, to the knowledge of the Seller, is pending or threatened by any Person against, any part of the Cedarapids Business nor has any material penalty been assessed against any part of the Cedarapids Business with respect to any alleged violation of any Environmental Law or liability thereunder, other than where such notice, notification, demand, request for information, citation, summons, complaint or order has been fully resolved, or where resolution, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                    (iv) No Hazardous Substance has been discharged,  generated, treated, manufactured, handled, stored, transported, emitted, released or is present at any property now or previously owned, leased or operated by any part of the Cedarapids Business in violation of any Environmental Law, which circumstance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                    (v) As of the  date of  this  Agreement,  none  of the  Real
               Property has been placed or, to the Seller's knowledge, is proposed to be placed, on the National Priorities List ("NPL"), the Comprehensive Environmental Response Compensation and Liability System ("CERCLIS") or, to the Seller's knowledge, any state or foreign equivalents of such lists.

                    (vi) None of the Real Property has above or underground storage tanks which are in violation of any Environmental Laws, nor has there been any release of Hazardous Substances from any such tanks.

                  (b) Included as part of Schedule 4.22 is a list of environmental investigations and reports conducted on behalf of the Seller with respect to certain real property currently or formerly owned or leased by the Cedarapids Companies. Complete copies of the related reports prepared by the Seller's environmental consultants have been provided or made available (as indicated on Schedule 4.22) to the Buyer to review as part of its due diligence investigation.

         4.23. Indebtedness. Except for Indebtedness (as defined in Article 16) reflected in the December Balance Sheet and as set forth in Schedule 4.23, the Cedarapids Companies have no Indebtedness outstanding at the date hereof. The Cedarapids Companies are not in default (and no event has occurred which with notice or the lapse of time, or both, would constitute a default) with respect to any outstanding Indebtedness or any instrument relating thereto and except as set forth in Schedule 4.23 no such Indebtedness or any instrument or agreement relating thereto purports to limit the operation of the business of the Cedarapids Companies. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Cedarapids Companies have been furnished to Buyer.

         4.24. Insurance. Schedule 4.24 sets forth a true and complete list of all insurance policies (including without limitation policies providing theft, fire, liability (including products liability) workers' compensation, life, property and casualty, directors' and officers', benefits or coverage for any

Plan described in Section 4.20(a), and bond and surety arrangements) currently in effect for any Cedarapids Company and specifies the insurer, the amount of coverage, type of insurance and the expiration date. All such insurance is in full force and effect, and as of the date of this Agreement no notice of cancellation or termination, or reduction of coverage or intention to cancel, terminate or reduce coverage, has been received with respect to any policy for such insurance. Except as set forth on Schedule 4.24, the insurance coverage provided by such policies of insurance will not terminate or lapse by reason of the transactions contemplated by this Agreement and, following the Closing, the Cedarapids Companies will continue to be covered under such policies for events occurring prior to the Closing. Except as set forth on Schedule 4.24 and except for any deductible amounts or self-insured retentions, no such policy provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof.

         4.25. Bank Accounts, Signing Authority, Powers of Attorney. Except as set forth in Schedule 4.25, no Cedarapids Company has an account or a safe deposit box in any bank and no person has any power, whether singly or jointly, to sign any checks on behalf of such Cedarapids Company, to withdraw any money or other property from any bank, brokerage or other account of such Cedarapids Company or to act under any power of attorney granted by such Cedarapids Company at any time for any purpose. Schedule 4.25 also sets forth the names of all persons authorized to borrow money or sign notes on behalf of each Cedarapids Company.

         4.26. Minute Books. The minute books of each Cedarapids Company made available to the Buyer for inspection accurately record therein, in all material respects, all actions taken by such Cedarapids Company's Board of Directors and stockholders prior to the date of this Agreement.

         4.27. Brokers. Except for Salomon Smith Barney, whose fees and expenses will be paid by the Seller, no finder, broker, agent or other intermediary has worked for or on behalf of the Seller in connection with the negotiation or consummation of the transactions contemplated hereby.

         4.28. Affiliates' Relationships to the Cedarapids Companies. Except as set forth in Schedule 4.28, the Cedarapids Companies do not have any outstanding contract, agreement or other arrangement with the Seller or any of its Affiliates (other than another Cedarapids Company) which will continue after the Closing.

         4.29.    Conflicts of Interest.

                  (a) No officer or director of the Seller or any Cedarapids Company has, or to the knowledge of the Seller claims to have, (i) any interest in the property, real or personal, tangible or intangible, including, without limitation, intangibles, licenses, inventions, technology, processes, designs, computer programs, know-how and formulae used in the business of any Cedarapids Company, or (ii) any contract or commitment with the Seller or any Cedarapids Company, except as set forth in Schedule 4.29(a).

                  (b) Except as set forth on Schedule 4.29(b), to the knowledge of the Seller, no officer or director of the Seller or any Cedarapids Company has any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity which is engaged in any line or lines of business which are the same as, or competitive with, the line or lines of business of any Cedarapids Company. For purposes of this representation, ownership of not more than 10% of the voting stock of any publicly held company whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded.

         4.30. Products Liability. Schedule 4.30 contains a list, as of July 16, 1999, of all pending product liability litigation against any of the Cedarapids Companies and, to the knowledge of the Seller, all pending product liability claims received in writing by any Cedarapids Company since June 1, 1998. To the Seller's knowledge, no punitive damages have been assessed against the Cedarapids Companies in any product liability litigation during the five year period prior to the date of this Agreement.

         4.31. Year 2000 Compliance. The Cedarapids Companies have adopted and implemented a commercially reasonable plan to investigate and correct any year 2000 problems associated with (i) the use and operation of the Cedarapids Companies' computer systems; and (ii) the products manufactured and distributed through the use and operation of the computer systems. Seller, however, does not represent and warrant that this plan will find and correct all year 2000 problems which may arise in connection with the use and operation of the Cedarapids Companies' computer systems or the products manufactured in conjunction with the use and operation of the Cedarapids Companies' computer systems.

         4.32. Misleading Statements. To the knowledge of the Seller, no representation or warranty by the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule, contains any untrue statement of a material fact or, as of the date of this Agreement, omits to state a fact necessary to make any representation or warranty of the Seller or any statement contained in the Disclosure Schedule not misleading in any material respect; provided that to the extent any representation or warranty of the Seller in this Agreement only addresses matters as of a particular date or period, this Section
4.32 shall only be construed as of the same date or period.

                                    Article 5

                   Representations and Warranties of the Buyer

         The Buyer represents and warrants to the Seller as follows:

         5.1. Organization and Standing of the Buyer. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all required corporate power and authority to enter into this Agreement and the Tax Agreement, to perform all of its agreements and obligations hereunder and thereunder in accordance herewith and therewith and to purchase the Cedarapids Shares.

         5.2. Corporate Approval; Binding Effect. The Buyer has obtained all necessary authorizations and approvals from its Board of Directors and shareholders required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes, and the Tax Agreement upon execution and delivery by the Buyer will constitute, the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance herewith and therewith, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

         5.3. Non-Contravention. The execution, delivery and performance by the Buyer of this Agreement and the Tax Agreement will not result in any violation of or be in conflict with its Certificate of Incorporation or By-Laws, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, or be in conflict with or constitute a default under any of the foregoing, other than any violation or default which could not reasonably be expected to have a Material Adverse Effect.

         5.4. Consents, Etc. Except for the approvals referred to in Section 6.1, no consent, approval or authorization of or registration, designation, declaration or filing with any Governmental Entity, federal or other, or any third party on the part of the Buyer is required in connection with the purchase of the Cedarapids Shares pursuant to this Agreement or the consummation of any other transaction contemplated hereby.

         5.5. Brokers. No finder, broker, agent or other intermediary has worked for or on behalf of the Buyer in connection with the negotiation or consummation of the transactions contemplated hereby.

         5.6. Due Diligence Review. The Buyer acknowledges that it has conducted to its satisfaction its own due diligence investigation with respect to the Cedarapids Companies. The Buyer acknowledges and agrees that, except for the representations and warranties of the Seller contained in Article 4 hereof, the Seller makes no representation or warranty. The Buyer further acknowledges and agrees that upon consummation of the transactions contemplated hereby, the Buyer will not have any further recourse against the Seller with respect to the Cedarapids Shares or Cedarapids Business except for claims for indemnification made pursuant to Article 12 hereof and claims made pursuant to the Tax Agreement. No investigation by the Buyer or on the Buyer's behalf heretofore or hereafter conducted shall affect the representations, warranties or covenants of the Seller set forth in this Agreement.

         5.7. Purchase Entirely for Own Account. The Cedarapids Shares to be acquired by the Buyer will be acquired for investment for the Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of federal or state securities laws.

                                    Article 6

                          Certain Regulatory Approvals

         6.1. Hart-Scott-Rodino Act. As promptly as practicable, and in any event within five (5) business days following the execution and delivery of this Agreement by the parties, the Seller and the Buyer shall each prepare and file any required notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the transactions contemplated hereby; the Seller and the Buyer shall request early termination of the waiting period thereunder; and the Seller and the Buyer shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings.

                                    Article 7

                       Conduct Of Business Pending Closing

         The Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing, it shall comply and shall cause the Cedarapids Companies to comply with the following covenants:

         7.1. Full Access. Each Cedarapids Company shall afford to the Buyer and its authorized representatives such access during normal business hours to all properties, books, records, contracts and documents of such Cedarapids Company as the Buyer shall reasonably request in connection with its review of the Cedarapids Business, and each Cedarapids Company shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the Cedarapids Business as the Buyer may reasonably request. This access will include access as reasonably requested by the Buyer to past (to the extent available) and present insurance policies for the Cedarapids Business and the independent actuaries for the Cedarapids Companies and any title searches for the Real Property. To the extent any of the foregoing information is in the possession of the Seller or its other Affiliates, the Seller will provide access on the same basis as described above. Any such investigation shall be on reasonable prior notice and shall be carried out in such a manner as to minimize any disruption of the Cedarapids Business or business operations of the Seller or any of its other Affiliates. Any disclosure whatsoever during such investigation by the Buyer shall not constitute an enlargement of, modification or update of or additions to the representations or warranties of the Seller beyond those specifically set forth in this Agreement.

         7.2. Carry on in Regular Course; Certain Contracts. Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in any Schedule to this Agreement and except as set forth on Schedule 7.2, the Seller shall cause the Cedarapids Companies to carry on the Cedarapids Business in the ordinary course substantially in the same manner as heretofore. In addition, the Cedarapids Companies will not, without the prior written consent of the Buyer, enter into any contract or agreement which, if in existence on the date of this Agreement, would have been required to be disclosed on Schedule 4.19, other than pursuant to the requirements of Section 4.19(a) or Section 4.19(f). In addition, the Cedarapids Companies will not enter into any lease, nor any service, maintenance or management agreement with respect to all or any portion of the Real Property, except as contemplated by this Agreement.

         7.3. No General Increases. Except for any increase required under the terms of any employment agreement or benefit plan referred to in Section 4.20, no Cedarapids Company shall (i) grant any general or uniform increase in the rates of pay of employees of such Cedarapids Company, except for increases in salary or wages in the ordinary course operation of the Cedarapids Business consistent with past practice, or (ii) grant any general, uniform or individual increase in the benefits under any bonus or pension plan or other contract or commitment for the benefit of any employee of such Cedarapids Company, or to increase the compensation payable or to become payable to officers, key salaried employees or representatives of such Cedarapids Company, or (iii) increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or representatives.

         7.4. Sale of Capital Assets. Except as may be otherwise contemplated by this Agreement, no Cedarapids Company shall sell or otherwise dispose of any of its capital assets with an aggregate gross sales price in excess of $50,000.

         7.5. Insurance. Except as set forth on Schedule 7.5, each Cedarapids Company shall maintain insurance coverage comparable to the insurance coverage currently in effect.

         7.6. Preservation of Organization. Except as may be otherwise contemplated by this Agreement, each Cedarapids Company shall use commercially reasonable efforts under the applicable circumstances to keep its organization and material business relationships intact in all material respects.

         7.7. Advice of Change. The Seller shall advise the Buyer in writing, promptly after becoming aware thereof, of any material adverse change in the condition, operations or assets of the Cedarapids Business.

         7.8. No Shopping. Prior to any termination of this Agreement pursuant to Article 14 hereof, the Seller shall not solicit, discuss or enter into any agreement with respect to the sale of any Cedarapids Shares or any portion of the Cedarapids Business, except for sales of inventory in the ordinary course of business, or any merger or other business combination of any Cedarapids Company, to or with any Person other than the Buyer.

         7.9. Maintenance of Assets and Supplier Relationships. The Seller shall cause the Cedarapids Companies to (i) maintain their properties, machinery and equipment in sufficient operating condition and repair to enable them to operate their businesses in all material respects in the manner in which the businesses are currently operated and (ii) use their reasonable efforts to preserve their relationship with their material suppliers, customers, licensors and licensees and others having material business dealings with the Cedarapids Companies.

         7.10. No Amendment of Organizational Documents. The Seller shall not amend the charter or by-laws of any Cedarapids Company, except as required by law.

         7.11. Incurrence of Liabilities; Factoring of Receivables; Auction of Assets. The Seller shall not permit any Cedarapids Company to encumber or grant any security interest in any of the assets of any Cedarapids Company, or incur any liabilities (including, without limitation, liabilities with respect to capital leases or guarantees thereof), except for Permitted Encumbrances and for liabilities incurred, including the creation of purchase money security interests, in the ordinary course of business which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Seller shall not permit any of the Cedarapids Companies to (i) discount or factor receivables, except consistent with past practice at levels not in excess of historical levels, or (ii) auction or sell assets below customary prices offered to the Cedarapids Companies' or its distributors or representatives.

         7.12. Declaration of Dividends. The Seller shall not permit any of the Cedarapids Companies to declare, set aside or pay any dividends or other distributions in respect of its capital stock or redeem, purchase or otherwise acquire any of its capital stock; provided, however, the foregoing shall not be deemed to prohibit the payment of intercompany account balances of the Seller and the Cedarapids Companies in the ordinary course of business consistent with past practice or the reduction to zero of any intercompany account balance as of the Closing Date.

                                    Article 8

                   Conditions Precedent To Buyer's Obligations

         The obligation of the Buyer to consummate the Closing is subject to the satisfaction prior to or at the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

         8.1. Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall have been correct in all material respects when made and shall be correct in all material respects at and as of the Closing with the same effect as though made on or as of the Closing (in each case without giving duplicative effect to any materiality qualification contained in such representation or warranty), except to the extent that such representations and warranties are no longer correct due to the consummation prior to the Closing of transactions not prohibited hereby. The Buyer shall have received a certificate of the Seller, dated the Closing Date and signed by an authorized officer of the Seller, certifying as to the accuracy of the representations and warranties of the Seller contained herein as of the Closing Date. The Buyer's acceptance of this certificate shall not constitute a waiver by the Buyer of any of its rights under this Agreement.

         8.2. Compliance with Agreement. The Seller shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it prior to or at the Closing (in each case without giving duplicative effect to any materiality qualification contained in such obligation). The Buyer shall have received a certificate of the Seller, dated the Closing Date and signed by an authorized officer of the Seller, certifying as to the performance of all agreements and covenants of the Seller contained herein as of the Closing Date. The Buyer's acceptance of this Seller's certificate shall not constitute a waiver by the Buyer of any of its rights under this Agreement.

         8.3. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.4. HSR Act. Any applicable waiting period under the HSR Act, including any extension thereof, shall have expired, or shall have been earlier terminated.

         8.5. Tax Agreement. Raytheon shall have entered into the Disaffiliation Tax Sharing Agreement substantially in the form of Exhibit A attached hereto (the "Tax Agreement"), and the Tax Agreement shall be in full force and effect.

         8.6. Mutual Release. The Seller and the Cedarapids Companies shall have entered into a Mutual Release substantially in the form of Exhibit B attached hereto (the "Mutual Release"), and the Mutual Release shall be in full force and effect.

         8.7. Receivables Facility. Either the Buyer and Cedarapids shall have entered into the Substitute Receivables Facility (as defined in Section 11.8) or Raytheon, RE&C Receivables Corporation ("RE&C Receivables") and Cedarapids shall have entered into the Receivables Termination Agreement (as defined in Section 11.8) and Raytheon, RE&C Receivables and Cedarapids shall have received any required consents from Canadian Imperial Bank of Commerce ("CIBC") and Asset Securitization Cooperative Corporation ("ASCC").

         8.8. No Prohibition. No statute, rule or regulation or injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which prohibits the Buyer from consummating the transactions contemplated hereby.

         8.9. FIRPTA. The Seller shall have delivered to the Buyer a valid certification of non-foreign status pursuant to Section 1445(b)(2) of the Code and Treasury Regulation Section 1.1445-2(b)(2). Such certification shall conform to the model certification provided in Treasury Regulation Section 1.1445-2(b)(2)(iii)(B), or shall be in form and substance otherwise satisfactory to the Buyer.

         8.10. Delivery of Financial Statements. The Seller shall have delivered to the Buyer promptly after becoming available audited consolidated financial statements for the Cedarapids Companies as of December 31, 1998, 1997 and 1996 and for the three (3) years ended on such dates, including the audit opinion thereon of PricewaterhouseCoopers LLP (the "Audited Financials"). The Seller shall have also delivered to the Buyer promptly after becoming available unaudited consolidated financial statements of the Cedarapids Companies as of June 30, 1999 and for the six (6) months ended on such date, which will include a SAS 71 review report thereon of PricewaterhouseCoopers LLP.

         8.11. Resignation of Officers and Directors. The Buyer shall have received the resignations, effective as of the Closing, of (i) as a director, each director of each of the Cedarapids Companies and (ii) as an officer, those officers of the Cedarapids Companies that are set forth in a written notice provided by the Buyer to the Seller at least two (2) weeks before the Closing.

         8.12. Certain Encumbrances. With respect to the Encumbrances described on Schedule 8.12, the Seller shall have either discharged such Encumbrances or entered into other arrangements, reasonably satisfactory to the Buyer, for their discharge promptly after the Closing, as indicated on Schedule 8.12.

         8.13. Books and Records. The Seller shall have delivered to the Buyer, to the extent not already in the possession of the Cedarapids Companies, the minute books and stock records of the Cedarapids Companies, and to the extent available originals of all agreements to which the Cedarapids Companies are parties and identified in any Schedule hereto.

                                    Article 9

                  Conditions Precedent To Seller's Obligations

     The obligation of the Seller to consummate the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

     9.1. Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall have been correct in all material respects when made and shall be correct in all material respects at and as of the Closing (in each case without giving duplicative effect to any materiality qualification contained in such representation or warranty). The Seller shall have received a certificate of the Buyer, dated the Closing Date and signed by an authorized officer of the Buyer, certifying as to the accuracy of the representations and warranties of the Buyer contained herein as of the Closing Date. The Seller's acceptance of this certificate shall not constitute a waiver by the Seller of any of its rights under this Agreement.

     9.2. Compliance with Agreement. The Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it prior to or at the Closing (in each case without giving duplicative effect to any materiality qualification contained in such obligation). The Seller shall have received a certificate of the Buyer, dated the Closing Date and signed by an authorized officer of the Buyer, certifying as to the performance of all agreements and covenants of the Buyer contained herein as of the Closing Date. The Seller's acceptance of this Buyer's certificate shall not constitute a waiver by the Seller of any of its rights under this Agreement.

     9.3. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     9.4. HSR Act. Any applicable  waiting  period under the HSR Act,  including
any  extension  thereof,   shall  have  expired,  or  shall  have  been  earlier
terminated.

     9.5. Tax Agreement. The Buyer shall have entered into the Tax Agreement, and the Tax Agreement shall be in full force and effect.

     9.6. Receivables Facility. Either the Buyer and Cedarapids shall have entered into the Substitute Receivables Facility or Cedarapids and the Buyer shall have entered into the Receivables Termination Agreement, and Raytheon and RE&C Receivables shall have received any required consents from CIBC and ASCC.

                                   Article 10

                         Employees and Employee Benefits

     10.1. Employees. The Buyer agrees that, for a period of 60 days after the Closing Date, it will not cause any of the employees of the Cedarapids Companies (including employees on leave, disability or workers compensation) (the "Assumed Employees") to suffer "employment loss" for purposes of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss.2101-2109, and related regulations (the "WARN Act") if such employment loss could create any liability for the Seller, unless either (i) the Buyer delivers notices under the WARN Act in such a manner and at such a time that the Seller bears no liability with respect thereto or (ii) the Buyer indemnifies and holds harmless the Seller for any liability which may be created as a result thereof.

         10.2.    Benefit Plans.

                  (a) Except as expressly provided otherwise in this Agreement or this Article 10, the Buyer shall cause the Cedarapids Companies to retain exclusive liability and responsibility for any and all benefits due and payable to or in respect of Assumed Employees and retired employees, terminated employees with nonforfeitable rights to benefits and beneficiaries under any ERISA Plan or Non-ERISA Plan in accordance with the terms of such plans and applicable law.

                  (b) On and after the Closing Date, the Buyer shall cause the Cedarapids Companies to continue to provide benefits to employees in units represented for collective bargaining purposes ("Represented Employees") in compliance with the applicable collective bargaining agreement and the requirements of the National Labor Relations Act (the "NLRA"), except that the Represented Employees shall be given the opportunity to participate in the Terex Corporation and Affiliates 401(k) Retirement Plan instead of the Seller's defined contribution plan qualified under Section 4.01(a) of the Code (the "Seller's Defined Contribution Plan"). Any changes in the benefits for Represented Employees will be made only after notice to and consultation with the recognized collective bargaining representative, as and to the extent required by the NLRA and any other applicable labor law.

                  (c)  Commencing as of the Closing Date and for a period of one
         (1) year thereafter (the "Benefits Maintenance Period"), with respect to the Assumed Employees, other than Represented Employees, and dependents and beneficiaries thereof, the Buyer shall provide or cause the Cedarapids Companies to provide compensation substantially comparable to that in effect on the Closing Date, and benefits (i) as described in the Buyer's Benefits Summary (Rev. 1/1/99) or substantially comparable in the aggregate thereto and (ii) as described in the balance of this Article 10. During the Benefit Maintenance Period, the Buyer shall offer Assumed Employees with 25 or more years of service as of the Closing Date who are not Represented Employees five (5) weeks of paid vacation and, as to all Assumed Employees who are not Represented Employees, continued accruals under the Cedarapids, Inc. Retirement Plan as in effect on the Closing Date. During the Benefits Maintenance Period, the Buyer shall maintain severance, reduction-in-force and pay-in-lieu-of-notice benefits for the Assumed Employees, other than Represented Employees, no less favorable than the severance, reduction-in-force and pay-in-lieu-of-notice benefits provided to such Assumed Employees by the Cedarapids Companies immediately prior to the Closing Date and disclosed on Schedule 4.20(a).

                  (d) Assumed Employees shall receive credit for all service prior to the Closing Date recognized under the ERISA Plans and Non-ERISA Plans for all purposes for which such service is recognized under the Buyer's employee benefit plans of the same type, provided, that, in the event the Buyer shall establish a new employee benefit plan, Assumed Employees shall not receive credit under such plan for service for periods prior to the earliest date such service is recognized for similarly situated employees of the Buyer and its Subsidiaries.

                  (e) Through the Benefits  Maintenance  Period, the Buyer shall cause the Cedarapids Companies to continue to make available their medical insurance coverages to (i) those persons (and their eligible dependents) who qualified for such coverages as retirees as of the Closing Date and (ii) to those Assumed Employees (and their eligible dependents) who qualify for such coverages as retirees during the Benefits Maintenance Period under the standards for qualification as of the Closing Date. In the event that consistent with the requirements of
         Section 10.2(c) the Cedarapids Companies should discontinue at any time in the Benefit Maintenance Period the health and dental coverages they had maintained as of the Closing Date (the "Existing Medical Coverages"), all Assumed Employees and former employees, and their respective eligible dependents, who immediately prior to such discontinuation were covered as participants or beneficiaries under the Existing Medical Coverages shall immediately become eligible for such medical and dental coverages as are provided by Buyer or its
         Subsidiaries under the applicable plans identified in the Buyer's Benefits Summary (Rev. 1/1/99) and under the terms and conditions applicable to similarly situated employees of the Buyer and its
         Subsidiaries; provided, however, that no pre-existing condition exclusion shall apply except as to conditions for which coverage would have been excluded under the Existing Medical Coverages had they continued in force and credit shall be given against any otherwise applicable deductible, co-payment or out-of-pocket maximum for any otherwise qualifying expense incurred in the portion of the relevant fiscal period preceding the discontinuation of the Existing Medical Coverages.

         10.3. Defined Contribution Plan. The Cedarapids Companies shall cease to participate in and maintain the Seller's Defined Contribution Plan, and the active participation thereunder of the Assumed Employees and their otherwise eligible dependents and beneficiaries shall end, effective as of the Closing Date. Instead, as of the Closing Date each of the Assumed Employees shall become eligible to participate in the Terex Corporation and Affiliates 401(k) Retirement Plan. The Seller will retain all liability and responsibility for the Seller's Defined Contribution Plan, including but not limited to the disposition of interests thereunder, with respect to those employees (or their beneficiaries) of the Cedarapids Companies who, as of the Closing Date, are participants in the Seller's Defined Contribution Plan. The Seller agrees that it will cause the accounts in the Seller's Defined Contribution Plan of all such participants to be fully vested as of the Closing Date. Following the Closing Date the Assumed Employees shall be permitted to elect to take distributions (subject to applicable law) of their accounts thereunder and, if such Assumed Employees so elect, to roll them over, directly or otherwise, in accordance with applicable law and regulations, to an individual retirement account or to one or more defined contribution retirement plans qualified under Section 401(a) of the Code (the "Buyer Defined Contribution Plans") and maintained by Buyer or one of its Subsidiaries, the Seller shall reasonably cooperate in good faith in effecting such distributions and rollovers, and the Buyer Defined Contribution Plans shall accept such rollovers (including to the extent practicable any plan loans).

         10.4.    Pension Plans; Transfer of Master Trust Assets.

                  (a) All of the assets of each of the Pension Plans are held in the Raytheon Master Pension Trust (the "Master Trust"). Within ninety
         (90) days after the Closing Date, Buyer shall or shall cause the Cedarapids Companies to establish and identify to Seller one or more trusts (the "Successor Trusts") to form a part of the Pension Plans and the trustee or trustees thereof. Promptly thereafter (but in no event longer than sixty (60) days), Seller shall cause the trustee of the Master Trust to transfer to the trustee or trustees of the Successor Trusts the respective interests of the Pension Plans in the Master Trust.

                  (b) The amount so transferred shall be adjusted for all income, gain or loss creditable to or chargeable against the interests of the Pension Plans in the Master Trust through a date selected by the trustee of the Master Trust, which date is not more than ten (10) business days prior to the date of transfer, and for all expenses, including benefit distributions, chargeable against the interests of the Pension Plans in the Master Trust through the date of transfer. All determinations of charges and credits shall be made by the trustee of the Master Trust in good faith and in accordance with the terms of the Master Trust and consistent with past practices. Unless the trustee of the Master Trust shall agree otherwise at the request of the Buyer, the Master Trust shall not make any distributions of benefits from the interests of the Pension Plans subsequent to the Closing Date except to the extent of distributions properly elected and begun prior to the Closing Date.

                  (c) If the trustee of the Master Trust reasonably determines that any expense chargeable against the interests of the Pension Plans has been incurred by the date of transfer for which payment has not then been made, such trustee may reserve against the amount otherwise to be transferred, and continue to hold under the Master Trust, such reasonable estimate of such expense as it deems appropriate. Any balance reserved, to the extent not required to pay any liabilities of the Pension Plans under the Master Trust shall be remitted to the Successor Trusts not later than one (1) year following the date of transfer.  Failure  of the  trustee  of the  Master  Trust  to  reserve sufficient amounts to pay all expenses, including benefit distributions, chargeable against the interests of the Pension Plans shall not relieve the Pension Plans of liability for such items.

                  (d) At the Seller's election, any amount to be transferred shall be transferred in cash or in marketable securities (valued at market value) selected in the discretion of the trustee of the Master Trust with the reasonable approval of the Buyer, provided that in selecting any securities the trustee shall not materially advantage or disadvantage the Pension Plans relative to other holders of interests in the Master Trust.

         10.5. Stock Options. Seller shall retain responsibility for satisfying any outstanding obligations of Seller or any of its Affiliates under any outstanding stock option issued to any of the Assumed Employees, in accordance with the respective terms of such options.

         10.6.    Retention Agreements.

                  (a) The Seller has entered into letter agreements in the form of Schedule 10.6(a) ("Retention Agreements") with the employees of the Cedarapids Companies listed on Schedule 10.6(b) (the "Key Employees").
         Schedule 10.6(b) also lists the total "Retention Bonus" payable to each Key Employee pursuant to the applicable Retention Agreement.

                  (b) Except as set forth below in paragraph (c), with respect to "Portion 1" and "Portion 2" of the Retention Bonus payable to any Key Employee pursuant to the applicable Retention Agreement, the Buyer agrees to pay or cause the applicable Cedarapids Company to pay such portion of the Retention Bonus as and when due in accordance with the terms of the applicable Retention Agreement.

                  (c) The Seller or Raytheon will remain responsible for "Portion 1" and "Portion 2" of the Retention Bonus payable to Joseph Mazza pursuant to Joseph Mazza's Retention Agreement, and shall pay the same when due in accordance with such Retention Agreement.

                                   Article 11

                                Certain Covenants

         11.1. Access to Books and Records.

                           (a) (i) The  Buyer  agrees to  cooperate  with and to
                  cause the Cedarapids Companies to make available to the Seller and its other Subsidiaries such documents, books, records or information relating to the Cedarapids Business as the Seller or its other Subsidiaries may reasonably require after the Closing.

                           (ii) The Buyer agrees to cause the Cedarapids Companies to preserve and protect all books, records, files and data referred to in clause (i) above for a period of two
                  (2) years after the Closing Date.

                           (iii)  The  Buyer  agrees  to  cause  the  Cedarapids
                  Companies to not destroy any files or records which are subject to this paragraph (a) (A) for the period described in clause (ii) of this paragraph (a), and (B) thereafter, without giving at least thirty (30) days' notice to the Seller. Upon receipt of such notice, the Seller may (x) cause to be delivered to it or its Subsidiaries the files or records intended to be destroyed, at the Seller's expense, or (z) notify the Buyer that the Seller will pay the cost of storing and maintaining such files or records (including any necessary costs of moving such files or records to a location under control of the Seller).

                           (b) (i) The Seller  agrees to make  available  to the
                  Buyer and Cedarapids such documents, books, records or information relating to the Cedarapids Business as the Buyer or Cedarapids may reasonably require after the Closing.

                           (ii) The Seller  agrees to  preserve  and protect all
                  books, records, files and data referred to in clause (i) above for a period of two (2) years after the Closing Date.

                           (iii) The Seller  agrees not to destroy  any files or
                  records which are subject to this paragraph (b) (A) for the period described in clause (ii) of this paragraph (b), and (B) thereafter, without giving at least thirty (30) days' notice to the Buyer. Upon receipt of such notice, the Buyer may (x) cause to be delivered to it or its Subsidiaries the files or records intended to be destroyed, at the Buyer's expense, or
                  (z) notify the Seller that the Buyer will pay the cost of storing and maintaining such files or records (including any necessary costs of moving such files or records to a location under control of the Buyer).

         11.2.    Use of Names.

                  (a) The Buyer agrees that immediately after the Closing Date it will cause the Cedarapids Companies to cease using any references to the Seller or Raytheon or any of their respective Affiliates, including any such use in connection with the use of existing supplies of labels, signs, letterhead and other printed materials, except that the Buyer may use up existing stocks of catalogs and other promotional materials so long as they are stickered to the extent reasonably possible so as to indicate that the Cedarapids Companies are no longer affiliated with the Seller or Raytheon or any of their Affiliates.

                  (b) The Buyer agrees that except as provided in paragraph (a) above, any implied license the Cedarapids Companies may have been granted with respect to the use of the Raytheon name is hereby terminated effective as of the Closing and that Raytheon is an intended third-party beneficiary of such termination.

         11.3.    Non-Competition.

                  (a) The Seller agrees that for a period of five (5) years after the Closing Date (the "Restricted Period"), the Seller will not, and the Seller will not permit any Subsidiary to, engage directly or indirectly in competition with the Cedarapids Companies, whether individually or as a consultant, partner, owner or stockholder owning more than five percent (5%) of a corporation, in the business of designing, manufacturing or marketing equipment and repair parts currently manufactured by any Cedarapids Company or used in screening or crushing rock or road building (the "Restricted Business"). Notwithstanding the foregoing, nothing herein shall prohibit the Seller or any Subsidiary from:

                           (i) owning,  directly or  indirectly,  less than five
                  percent (5%) of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market;

                           (ii) directly or indirectly acquiring a business which engages in the Restricted Business if such business is 25% or less (measured by net revenues for the most recent fiscal year) of a larger business so acquired by the Seller or such Subsidiary and the net revenues of that portion of the business so acquired that is engaged in the Restricted Business (measured for the most recent fiscal year) is less than $50,000,000;

                           (iii)  acquiring  a  business  which  engages  in the
                  Restricted Business if such business is more than 25% (measured by net revenues for the most recent fiscal year) of a larger business so acquired by the Seller or such Subsidiary or less than 25% (measured by net revenues for the most recent fiscal year) of a larger business so acquired by the Seller or such Subsidiary but the portion of the business so acquired that is engaged in the Restricted Business (measured for the most recent fiscal year) is more than $50,000,000, provided that the Seller or such Subsidiary places such competitive business for sale promptly after its acquisition and uses reasonable commercial efforts to complete such sale within the Restricted Period; or

                           (iv)  selling   products  or  services  that  do  not
                  themselves constitute a Restricted Business and are not uniquely and inherently related to the Restricted Business to any Person engaged in a Restricted Business.

                  (b) In addition to the foregoing, at no time after the Closing will the Seller or any Subsidiary represent to any Person that the Seller still owns or operates the Cedarapids Business or is the
         successor  in  interest  of  or  otherwise   operating  the  Cedarapids
         Business.

                  (c) It is recognized by the parties hereto that damages for breaches of covenants of the nature contained in this Section 11.3 are difficult if not impossible precisely to prove; therefore, it is agreed that this agreement not to compete shall be enforceable by mandatory injunction, in addition to any other remedy available to the Buyer under this Agreement or at law or equity. If any of the restrictions contained in this Section 11.3 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions hereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 11.3 in its reduced form for all purposes in the manner contemplated hereby.

         11.4.    Internet Protocol.

                  (a) The Seller and the Buyer will cooperate and work diligently so that, as of the Closing Date or as soon thereafter as is practicable: (i) all references to the Cedarapids Companies and the Cedarapids Business are removed from any internet pages operated by the Seller or Raytheon or their other Subsidiaries, except to the extent included in historical financial statements and other references to periods prior to the Closing, subject to the provisions of Section
         11.3(b) hereof, (ii) use of domain names related solely to the Cedarapids Companies and the Cedarapids Business (including without limitation www.Cedarapids.com) (the "Domain Names") will not lead to any internet pages operated by the Seller, Raytheon or their Subsidiaries but will instead, if desired by the Buyer, lead to internet pages operated by the Buyer, Cedarapids or their Subsidiaries or Affiliates; and (iii) the Buyer is transferred all right, title and interest (if any) of the Seller, Raytheon and their Subsidiaries to the Domain Names.

                  (b) To the extent the Cedarapids Companies utilize any internet protocol address space allocated to the Seller or Raytheon or their other Subsidiaries, such internet protocol address space shall remain the property of the Seller or Raytheon or such other Subsidiary as applicable, and no rights or license are granted to the Buyer with respect thereto.

         11.5. General Transitional Assistance. The Seller agrees to provide general transition assistance to Cedarapids after the Closing in the areas described on Schedule 11.5(a). The Seller will not be required to provide any assistance to the extent not permitted by applicable law or the Seller's other contractual arrangements. Any such transitional assistance will be at the request of Cedarapids. The Buyer will cause Cedarapids to reimburse the Seller for any out-of-pocket costs and an allocable portion of wages or salaries and related costs and overhead of any Seller employees providing this assistance; provided, that, so long as the level of any particular service requested does not exceed the level of support previously provided to the Cedarapids Business by the Seller or its Affiliates, then the costs and expenses charged will not exceed the costs and expenses (or corporate allocation) charged in the past to the Cedarapids Companies for such service. Unless it otherwise agrees and except as noted on Schedule 11.5(a), the Seller will not be required to provide this assistance after 180 days after Closing. With respect to the software listed on
Schedule 11.5(b) the Buyer agrees that it will either provide substitute software for the Cedarapids Companies on the Closing Date or cause the Cedarapids Companies to completely terminate any use of such software, as necessary to ensure that the terms of the related license agreements are not breached.

         11.6. CMI Litigation. With respect to the litigation with CMI Corporation under the case name CMI Corporation v. Cedarapids, Inc., Standard Havens, Inc. and Standard Havens Products, Inc. pending in the United States District Court for the Western District of Oklahoma and Cedarapids, Inc. v. CMI Corporation pending in the United States District Court for the Northern District of Iowa, Cedar Rapids Division (collectively, the "CMI Litigation"), the Buyer and the Seller agree that they will pursue the CMI Litigation pursuant to the procedures set forth in Schedule 11.6.

         11.7. Further Assurances. At any time or from time to time after the Closing, the Seller shall, at the request of the Buyer and at the Buyer's expense, (i) execute and deliver any further instruments or documents and take all such further action as the Buyer may reasonably request in order to effectuate the consummation of the transactions contemplated hereby and (ii) cooperate with the Buyer in order to afford the Buyer the benefit of all insurance policies covering the Cedarapids Companies for periods prior to the Closing Date, subject to any deductible amounts, loss retention and other terms of the applicable policies. The Buyer will reimburse the Seller or its other Affiliates (including Raytheon) for any reasonable out-of-pocket costs incurred in providing the foregoing.

         11.8.    Receivables Sale Agreement.

                  (a)  Cedarapids  and  RE&C   Receivables   are  parties  to  a
         receivables sale agreement pursuant to which Cedarapids sells receivables to RE&C Receivables, which in turn sells these receivables to ASCC, an affiliate of CIBC, pursuant to another receivables sale agreement. These existing receivables sale facilities are referred to collectively as the "Existing Facilities". The Buyer agrees to use commercially reasonable efforts to cause CIBC to enter into a substitute receivables facility directly between the Buyer and/or Cedarapids, on the one hand, and ASCC and CIBC, on the other hand, which supersedes the Existing Receivables Facilities insofar as they relate to Cedarapids (the "Substitute Receivables Facility"). The Seller agrees to cooperate fully with the Buyer in connection with the foregoing. The parties intend that the Substitute Receivables Facility will include both receivables sold into the Existing Facilities and receivables generated after the Closing Date and Raytheon and RE&C Receivables will have no further obligation to CIBC and ASCC with respect to any receivable of Cedarapids.

                  (b) In the event that the Seller and the Buyer are unable to implement the Substitute Receivables Facility on terms reasonably satisfactory to both of them prior to the Closing, including the treatment of the excess receivables sold into the Existing Receivables as a reserve, then RE&C Receivables, the Buyer, the Seller and Cedarapids will enter into a Receivables Termination Agreement substantially in the form of Exhibit C hereto, with any changes required to obtain CIBC's and ASCC's consent (in such form the "Receivables Termination Agreement") and will use commercially reasonable efforts to obtain the consent of CIBC and ASCC. In the event that the parties enter into the Receivables Termination Agreement at or prior to the Closing, after the Closing they will continue to use commercially reasonable efforts to substitute the Substitute Receivables Facility as described above.

                                   Article 12

                                    Indemnity

         12.1. Indemnification by the Seller.

                  (a) The Seller agrees to indemnify and hold the Buyer and the Cedarapids Companies (and their directors, officers and employees) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including without limitation the reasonable fees and disbursements of counsel), net of insurance proceeds and tax benefits received (collectively, "Losses"), arising out of:

                    (i) any breach by the Seller of any representation or warranty made by the Seller in this Agreement;

                    (ii) any breach by the Seller of any covenant, obligation or undertaking made by the Seller in this Agreement;

                    (iii) the  Release of any  Hazardous  Substance  at, onto or from any real property formerly owned, leased or operated by any Cedarapids Companies, but specifically excluding any of the Real Property (the "Former Real Property"), or the violation of any Environmental Law at any of the Former Real Property;

                    (iv) the litigation  identified on Schedule 4.11 as Meade v.
               Cedarapids, Inc.; or

                    (v) the two abandoned fuel tanks located at Cedarapids' 12th
               Avenue facility in Cedarapids, Iowa, as described in greater detail in Schedule 4.22, but excluding the first $100,000 in Losses incurred after the Closing Date (the "12th Avenue Tank Liability").

                  (b) Except as provided below, no action or claim for Losses pursuant to Section 12.1(a)(i) above may be brought or made unless such action or claim (a "Claim") has been specified in reasonable detail in a written notice from the Buyer to the Seller on or before December 31, 2000 in the case of all representations and warranties of the Seller other than those arising under Sections 4.3, 4.5, 4.6 or 4.22, and the second anniversary of the Closing Date in the case of the Seller's representations and warranties in Section 4.22, in each case, except to the extent a written notice asserting a claim for breach of any such representation or warranty, describing the nature of the breach in reasonable detail, shall have been given prior to such date to the Seller, in which case such representation and warranty shall survive, to the extent of such claim only, until such claim is resolved, whether or not the amount of the damages or expenses resulting from such breach has been finally determined at the time the notice is given. Indemnification with respect to the representations and warranties contained in Sections 4.3, 4.5 and 4.6 (and in the Seller's certificate delivered pursuant to Sections 8.1 and 8.2 insofar as they pertain to Sections 4.3, 4.5 and 4.6) shall survive the Closing until the expiration of the applicable statute of limitations (as extended by the application of any tolling principles).

                  (c) The Buyer shall not be entitled to  indemnification  under
         Section 12.1(a)(i) above or Section 12.1(a)(v) above (i) for any Claim under Section 12.1(a)(i) if the aggregate Losses incurred with respect to such Claim do not exceed $25,000 (a "Minor Claim") and (ii) except to the extent that the cumulative amount of Losses arising from Claims asserted under Section 12.1(a)(i), including Losses arising from Minor Claims, together with the cumulative amount of Losses arising from any claims for indemnification under Section 12.1(a)(v), exceeds $2,000,000, and then only to the extent of such excess. In addition, in no event shall the aggregate liability of the Seller for Losses under
         Section 12.1(a)(i) and Section 12.1(a)(v) exceed twenty percent (20%) of the Purchase Price (as finally adjusted pursuant to Section 2.2).

         12.2. Indemnification by the Buyer. The Buyer agrees to indemnify and hold the Seller (and its directors, officers and employees) harmless from and with respect to any and all Losses arising out of (a) any breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in this Agreement, or (b) the operation of the Cedarapids Business after the Closing Date.

         12.3.    Indemnification Procedures.

                  (a) In the  event  that  any  party  hereto  (an  "Indemnified
         Party") desires to make a claim against another party hereto (the "Indemnifying Party", which term shall include all Indemnifying Parties if there be more than one) in connection with any action, suit, proceeding or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "Third-Party Claim"), the Indemnified Party shall promptly notify the Indemnifying Party of such Third-Party Claim and of its claims of indemnification with respect thereto; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any obligation under this Article 12 except to the extent such Indemnifying Party is materially prejudiced by such failure. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim, and assume the defense of such Third-Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third-Party Claim; provided, that

         (i) the Indemnifying Party shall not be entitled to settle any such Third-Party Claim without the consent of the Indemnified Party unless as part of such settlement the Indemnified Party is released from all liability with respect to such Third-Party Claim and (ii) the Indemnified Party shall cooperate with the Indemnifying Party in connection with the defense of such Third Party Claim, and provide all information possessed by the Indemnified Party relevant to the defense or settlement of such Third Party Claim.

                  (b) The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third-Party Claim, the defense of which has been assumed by an Indemnifying Party pursuant hereto, but the claimant shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

                  (c) With respect to any remediation or containment required in connection with the 12th Avenue Tank Liability or any matter subject to an indemnification claim pursuant to Section 12.1(a)(i) arising out of
         Section 4.22, at the request of the Seller the Buyer will update the Seller as to the scope and status of any such remediation and containment, so as to permit the Seller to confirm that the Buyer or Cedarapids is not effecting a remediation or containment beyond what is required under all applicable Environmental Laws and is otherwise incurring costs only as reasonably required.

         12.4 Scope of Indemnity. Except as provided in Article 13, each of the Seller and the Buyer acknowledges that, except for equitable relief, including specific performance, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions of this Article 12 and the provisions of the Tax Agreement.

         12.5 Waiver of Statutory Claims. The Buyer hereby waives and releases the Seller from any and all Losses, known or unknown, it may have under CERCLA (as defined in Article 16) or any other statutes or regulations relating to environmental matters now or hereafter in effect or any other statutes or regulations if the assertion of a right under such statute or regulation would circumvent the intended effect of Section 12.4. The Seller hereby waives and releases the Buyer from any and all Losses, known or unknown, it may have under CERCLA or any other statutes or regulations relating to environmental matters now or hereafter in effect or any other statutes or regulations if the assertion of a right under such statute or regulation would circumvent the intended effect of Section 12.4. The foregoing waivers and releases in this Section 12.5 are not intended to enlarge or diminish the parties' indemnification obligations under Sections 12.1 and 12.2.

                                   Article 13

                                   Tax Matters

         Notwithstanding the provisions of Article 12, the provisions of the Tax Agreement (and not Article 12) shall govern the allocation of responsibility between Raytheon and the Buyer for Taxes of the Cedarapids Companies.

                                   Article 14

                                   Termination

         This Agreement may be terminated by either the Buyer or the Seller in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before October 29, 1999. This Agreement may also be terminated by either the Buyer or the Seller if there has been a material breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement and such breach is not cured in all material respects within ten (10) business days after written notice of such breach has been delivered by the non-breaching party. This Agreement may also be terminated at any time prior to the Closing by mutual written consent of the Seller and the Buyer. In the event of the termination of this Agreement by the Seller or the Buyer, as herein provided, written notice thereof shall be given to the other party and this Agreement shall terminate without any further action of the parties hereto. If this Agreement is terminated as provided herein: (i) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby including such memoranda, notes, lists, records or other documents compiled or derived from such material, whether so obtained before or after the execution hereof, to the party furnishing the same;
(ii) all information received by any party hereto with respect to the business of the other parties or their affiliated companies shall remain subject to the terms of the Confidentiality Agreement (as defined in Article 15); and (iii) no party shall have any liability or further obligation to any other party to this Agreement except as provided by this Article 14, and except that any termination of this Agreement pursuant to the first or second sentence of this Article 14 shall not relieve a defaulting or breaching party from any liability to the other party hereto. In addition, the provisions of Article 15 and Article 17 shall survive any termination of this Agreement.

                                   Article 15

                                 Confidentiality

     Any and all information disclosed by the Seller or the Cedarapids Companies to the Buyer as a result of the negotiations leading to the execution of this

Agreement, or in furtherance thereof, which information was not already known to the Buyer shall be subject to the Confidentiality Agreement, dated as of March 22, 1999, between the Buyer and Salomon Smith Barney, on behalf of Raytheon (the "Confidentiality Agreement"), all of the provisions of which are incorporated into this Article 15 by this reference. Notwithstanding the foregoing, the Confidentiality Agreement shall terminate upon the Closing.

                                   Article 16

                                   Definitions

         As used herein the following terms not otherwise defined have the following respective meanings:

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified
Person. As used in this definition the term "control" (including the terms "controlled by" and "under common control with") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Encumbrance" means all liens, security interests, pledges, charges, mortgages, conditional sales agreements, title retention agreements and other encumbrances.

         "Environmental Law" means any applicable Federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, decree, order, injunction, permit, agreement or governmental restriction, relating to the environment or to any Hazardous Substance, each as in effect on or prior to the Closing Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (42 U.S.C. ss.9601 et seq.) and as amended by the Superfund Amendment and Reauthorization Act ("SARA"), the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act ("CWA") (33 U.S.C. ss.1251 et seq.), the Hazardous Materials Transportation Act ("HMTA") (49 U.S.C. ss.1801 et seq.); the Federal Clean Air Act ("CAA") (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act ("TSCA") (15 U.S.C. ss.2601 et seq.); and all analogous state laws.

         "GAAP" means United States generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the applicable fiscal year.

         "Government Contract" means (i) any contract, agreement, lease or instrument between any Cedarapids Company and any Governmental Entity and (ii) any contract, agreement, lease or instrument entered into by any Cedarapids Company as subcontractor (at any tier) in connection with a contract between another Person and any Governmental Entity.

         "Governmental Entity" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, Federal, state, local, transnational or foreign.

         "Hazardous Substance" means each and every element, compound, chemical mixture, contaminant, pollutant material, waste or other substance which is defined, determined or identified as hazardous, flammable, harmful, corrosive or toxic under any Environmental Law or the Release of which is prohibited or restricted under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include: "hazardous substances" as defined in CERCLA or SARA, each as amended, and regulations promulgated thereunder;
"hazardous waste" as defined in RCRA, as amended, and regulations promulgated thereunder; "hazardous materials" as defined in HMTA, as amended, and regulations promulgated thereunder; and "chemical substance or mixture" as defined in TSCA, as amended, and regulations promulgated thereunder.

         "Indebtedness" as applied to any Person, means all indebtedness of such Person to any other Person for borrowed money, whether current or funded, or secured or unsecured and all such Indebtedness of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured against loss, but not including the endorsement of checks and similar instruments.

         "Knowledge of the Seller" or "to the Seller's knowledge" or "known to Seller" means and is limited to the actual knowledge of one or more of the following persons:

                         Name                   Title/Position

                  Joseph Mazza                President - Cedarapids
                  Robert Fiola                Vice President - Cedarapids
                  John Irvine                 Vice President - Cedarapids
                  Robert Legacy               Vice President - Cedarapids

                  Robert Lloyd                Vice President - Cedarapids
                  Jeff Elliott                Vice President - Cedarapids
                  Mark Hunt                   Director - Cedarapids
                  Paul Schulz                 Vice President - Cedarapids
                  George Mack                 Human Resources Manager -
                                              Cedarapids
                  Paul Bailey                 Director, New Business Planning -
                                              Raytheon Company
                  Molly Brown                 Environmental Attorney- Raytheon
                                              Company
                  Deborah Verga               Intellectual Property Attorney -
                                              Raytheon Company
                  Ron Sullivan                Manager of Benefits Planning -
                                              Raytheon Company

     "Material Adverse Effect" means any material adverse effect on the operations, assets or financial condition of the -------- ------- ------ Cedarapids Companies or the Cedarapids Business, in each case taken as a whole.

     "Permitted Encumbrances" means Encumbrances that (i) arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings and for which sufficient reserves are established on the books of Cedarapids, (ii) are mechanics', carriers', workers', repairmen's, or other similar liens that do not, individually and in the aggregate, have a Material Adverse Effect, (iii) in connection with any agreement or instrument, relate to restrictions on transfer embodied in the terms of such agreement or instrument, (iv) represent the rights of customers, suppliers and subcontractors in the ordinary course of business under contracts or under general principles of commercial law, (v) are listed in
Schedule 4.12 (other than those noted on Schedule 4.12 as being discharged prior to Closing) or (vi) in the case of any of the Real Property, do not materially adversely effect the value of the Real Property and do not restrict in any material respect the Cedarapids Companies from operating the Cedarapids Business as presently conducted at such Real Property.

     "Person" means any corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

     "Release"  means  any  spilling,   leaking,  pumping,  pouring,   emitting,
emptying,   discharging,   injecting,   storing,  escaping,  leaching,  dumping,
discarding, burying, abandoning, or disposing into the environment.

     "Senior Management" means Joseph Mazza, Robert Fiola, John Irvine, Robert Legacy, Robert Lloyd, Jeff Elliott, Mark Hunt, Paul Schulz and George Mack.

     "Subsidiary" With respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Tax" Any federal, state, provincial, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing, but excluding maintenance fees, annuities, or the like which are payable in connection with the maintenance of intellectual property rights.

                                   Article 17

                                     General

         17.1 Survival of Representations and Warranties. Each of the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing, and shall expire on December 31, 2000 in the case of all representations and warranties of the Seller other than those arising under Sections 4.3, 4.5, 4.6 or 4.22, and the second anniversary of the Closing Date in the case of the Seller's representations and warranties in Section 4.22, except to the extent a written notice asserting a claim for breach of any such representation or warranty, describing the nature of the breach in reasonable detail, shall have been given prior to such date to the party which made such representation or warranty, in which case such representation and warranty shall survive, to the extent of such claim only, until such claim is resolved, whether or not the amount of the damages or expenses resulting from such breach has been finally determined at the time the notice is given. The representations and warranties contained in Sections 4.3, 4.5 and 4.6 (and in the Seller's certificate delivered pursuant to Sections 8.1 and 8.2 insofar as they pertain to Sections 4.3, 4.5 and 4.6) and the representations and warranties of the Buyer (and in the Buyer's certificate delivered pursuant to Sections 9.1 and 9.2 insofar as they pertain to such representations and warranties) shall survive the Closing until the expiration of the applicable statute of limitations (as extended by the application of any tolling principles). The covenants and agreements contained herein to be performed or complied with at or after the Closing, including, without limitation, the indemnification obligations contained in Article 12 and the Tax Agreement, shall survive the Closing until the expiration of the applicable statute of limitations (without regard to the application of any tolling principles), but subject in the case of Article 12 to the time limitations set forth in Section 12.1(b).

     17.2. Expenses. Each party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     17.3. Assigns. This Agreement and the agreements attached as Exhibits hereto may not be assigned in whole or in part by either party hereto without the prior written consent of the other party, except that the Buyer may, at its election, assign this Agreement and the agreements attached as Exhibits hereto to (i) any direct or indirect wholly owned Subsidiary of the Buyer or (ii) its lenders in connection with the financing for the transactions contemplated by this Agreement, so long as such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Buyer", and agreeing to be jointly and severally liable with the assignor and any other assignee for all of the obligations of the assignor hereunder. The Buyer will remain jointly and severally liable with any such assignee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     17.4. Entire Agreement, Etc. This Agreement (including the Schedules and Exhibits and the Confidentiality Agreement) contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. EXCEPT AS SET FORTH IN ARTICLE 4, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SALE OF THE CEDARAPIDS SHARES OR THE CEDARAPIDS BUSINESS.

     17.5. Waiver of Certain Damages. EACH OF THE SELLER AND THE BUYER TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO INCIDENTAL, CONSEQUENTIAL OR SPECIAL (INCLUDING PUNITIVE OR MULTIPLE) DAMAGES BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     17.6. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     17.7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws (excluding any choice-of-law rules that would require the application of the laws of another jurisdiction) of the State of New York.

     17.8.  Notices.  All notices,  requests,  payments,  instructions  or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

         If to the Seller, to:

                  c/o Raytheon Company
                  141 Spring Street
                  Lexington, MA  02421

                  Attention:        General Counsel

         with a copy sent contemporaneously to:

                  John R. Utzschneider, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110
                  Facsimile: (617) 951-8736

         If to the Buyer, to:

                  Terex Corporation
                  500 Post Road East
                  Westport, CT  06880
                  Attention:  General Counsel
                  Facsimile:  (203) 227-1647

     17.9. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     17.10. Section Headings. All enumerated subdivisions of this Agreement are herein referred to as "section" or "subsection." The headings of sections or subsections are for reference only and shall not limit or control the meaning thereof.

     17.11. Public Statements or Releases. The parties hereto each agree that no party to this Agreement shall make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto, which consent shall not be unreasonably withheld. Nothing contained in this Section 17.11 shall prevent any party from making such public announcements as such party may consider necessary or desirable in order to satisfy such party's legal obligations (including under any applicable securities laws), provided that such disclosing party shall to the extent practicable give prior notice to the other party of the contents of, and requirement for, such disclosure.

     17.12. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person, other than the parties hereto and other than as set forth in Section 11.2, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     17.13.   Disclosure  in  Schedules.   The  Disclosure  Schedule  is  hereby
incorporated into this Agreement and made a part hereof. For purposes of this Agreement, with respect to any matter that is clearly disclosed in any portion of the Disclosure Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement readily apparent, such matter shall be deemed to have been included in the Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

     17.14. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the day and year first above written.

                          RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.


                          By:
                               Name:
                               Title:


                          TEREX CORPORATION


                          By:
                               Name:
                               Title: